UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2015
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SABRE CORPORATION
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)
(682) 605-1000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On July 28, 2015, the Board of Directors of Sabre Corporation (“Sabre”) elected Renée J. James to the Board of Directors, effective August 3, 2015. Ms. James currently serves as the President of Intel Corporation, a multinational technology company, and as a member of the Board of Directors of Vodafone Group plc, a multinational telecommunications company. Ms. James has also been appointed to each of the Audit Committee and the Technology Committee of the Board of Directors, effective August 3, 2015.
Ms. James was elected to the Board of Directors pursuant to a joint designation by the TPG Funds and the Silver Lake Funds (each as defined below), in accordance with the Second Amended and Restated Stockholders’ Agreement, dated February 6, 2015, among TPG Partners IV, L.P., TPG Partners V, L.P., TPG FOF V-A, L.P., TPG FOF V-B, L.P. (collectively, the “TPG Funds”), Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.P. (collectively, the “Silver Lake Funds”), Sovereign Co-Invest, LLC and Sabre.
Ms. James will participate in Sabre’s non-employee director compensation program. Currently under this program, she is entitled to receive a $75,000 annual retainer and an additional $10,000 annual retainer as a member of the Audit Committee. Also currently under this program, she is entitled receive a one-time restricted stock unit award with a grant date value of $400,000, vesting ratably over four years from the date of grant, in connection with her election to the Board of Directors, and an annual restricted stock unit award on March 15 of each year with a grant date value of $150,000, vesting in full on the first anniversary of the date of grant.
A copy of the news release announcing the election of Ms. James to Sabre’s Board of Directors is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated July 28, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: July 28, 2015	By:	/s/ Rachel Gonzalez
	Name:	Rachel Gonzalez
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 28, 2015.